                                                                   Exhibit 23(g)


                              CUSTODIAN AGREEMENT

                                    Between

                         JULIUS BAER MULTISTOCK FUNDS

                                      and

                    DEXIA BANQUE INTERNATIONALE A LUXEMBOURG

                               TABLE OF CONTENTS

       1.  Employment of Custodian and Property to be Held by It........................................................   2
     ----  -----------------------------------------------------
           1.1  Definitions.............................................................................................   2
           ---  -----------

       2.  Duties of the Custodian with Respect to Property of a Fund Not Held by a U.S. Sub-Custodian..................   3
     ----  -------------------------------------------------------------------------------------------
            2.1  Holding Securities.....................................................................................   3
           ----  ------------------
            2.2  Non-U.S. Securities Depositories.......................................................................   3
           ----  --------------------------------
            2.3  Transactions in Non-U.S. Custody Account...............................................................   4
           ----  ----------------------------------------
            2.4  Registration of Non-U.S. Assets........................................................................   7
           ----  -------------------------------
            2.5  Bank Accounts..........................................................................................   7
           ----  -------------
            2.6  Collection of Income...................................................................................   7
           ----  --------------------
            2.7  Shareholder Rights.....................................................................................   7
           ----  ------------------
            2.8  Communications Relating to Non-U.S. Assets.............................................................   7
           ----  ------------------------------------------
            2.9  Liability of Non-U.S. Sub-Custodians...................................................................   8
           ----  ------------------------------------
           2.10  Tax Law................................................................................................   8
           ----  -------
           2.11  Undertaking and Agreements of Custodian................................................................   8
           ----  ---------------------------------------
           2.12  Liability of Custodian.................................................................................  10
           ----  ----------------------
           2.13  Access of Independent Accountants......................................................................  10
           ----  ---------------------------------
           2.14  Reports by Custodian...................................................................................  10
           ----  --------------------
           2.15  Reimbursement for Advances.............................................................................  10
           ----  --------------------------
           2.16  Segregation of Fund Assets.............................................................................  11
           ----  --------------------------

       3.  The Custodian as Non-U.S. Custody Manager....................................................................  11
     ----  -----------------------------------------
            3.1  Delegation to the Custodian as Non-U.S. Custody Manager................................................  11
           ----  -------------------------------------------------------
            3.2  Countries Covered......................................................................................  11
           ----  -----------------
            3.3  Scope of Delegated Responsibilities....................................................................  12
           ----  -----------------------------------
            3.4  Standard of Care as Non-U.S. Custody Manager...........................................................  13
           ----  --------------------------------------------
            3.5  Reporting Requirements.................................................................................  13
           ----  ----------------------
            3.6  Effective Date and Termination of the Custodian as Non-U.S. Custody Manager............................  13
           ----  ---------------------------------------------------------------------------

       4.  Duties of the Custodian with Respect to Fund Assets Held in the United States................................  14
     ----  -----------------------------------------------------------------------------
            4.1  Appointment of the U.S. Sub-custodian..................................................................  14
           ----  -------------------------------------
            4.2  Holding Securities.....................................................................................  14
           ----  ------------------
            4.3  Delivery of Securities.................................................................................  14
           ----  ----------------------


            4.4  Holding U.S. Assets....................................................................................  16
           ----  -------------------
            4.5  Bank Accounts..........................................................................................  16
           ----  -------------
            4.6  Availability of Federal Funds..........................................................................  17
           ----  -----------------------------
            4.7  Collection of Income...................................................................................  17
           ----  --------------------
            4.8  Payment of Monies......................................................................................  17
           ----  -----------------
            4.9  Liability for Payment in Advance of Receipt of Securities Purchased....................................  18
           ----  -------------------------------------------------------------------
           4.10  Appointment of Agents..................................................................................  18
           ----  ---------------------
           4.11  Deposit of Trust Assets in U.S. Securities Systems.....................................................  19
           ----  --------------------------------------------------
           4.12  Segregated Account.....................................................................................  20
           ----  ------------------
           4.13  Ownership Certificates for Tax Purposes................................................................  20
           ----  ---------------------------------------
           4.14  Proxies................................................................................................  20
           ----  -------
           4.15  Communications Relating to Fund Securities.............................................................  21
           ----  ------------------------------------------

       5.  Payments for Sales or Repurchases or Redemptions of Shares of a Fund.........................................  21
     ----  --------------------------------------------------------------------

       6.  Proper Instructions..........................................................................................  21
     ----  -------------------

       7.  Actions Permitted without Express Authority..................................................................  22
     ----  -------------------------------------------

       8.  Evidence of Authority........................................................................................  22
     ----  ---------------------

       9.  Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income...  22
     ----  ----------------------------------------------------------------------------------------------------------

      10.  Records......................................................................................................  22
     ----  -------

      11.  Opinion of Independent Accountant............................................................................  23
     ----  ---------------------------------

      12.  Reports by Independent Public Accountants....................................................................  23
     ----  -----------------------------------------

      13.  Compensation of Custodian....................................................................................  23
     ----  -------------------------

      14.  Responsibility of Custodian..................................................................................  23
     ----  ---------------------------

      15.  Effective Period, Termination and Amendment..................................................................  24
     ----  -------------------------------------------

      16.  Successor Custodian..........................................................................................  25
     ----  -------------------

      17.  Interpretive and Additional Provisions.......................................................................  25
     ----  --------------------------------------

      18.  Representations and Warranties...............................................................................  25
     ----  ------------------------------


      19.  Construction.................................................................................................  26
     ----  ------------

      20.  Liability of the Trust.......................................................................................  26
     ----  ----------------------

      21.  Privacy......................................................................................................  26
     ----  -------

                              CUSTODIAN AGREEMENT
                              -------------------

This Agreement between JULIUS BAER MULTISTOCK FUNDS, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and DEXIA BANQUE INTERNATIONALE A LUXEMBOURG, a societe anonyme, incorporated under the laws of the Grand Duchy of Luxembourg (the "Custodian"),

                                  WITNESSETH:

WHEREAS, the Trust has been organized as a business trust for the investment and reinvestment of its assets in certain types of securities and other permitted assets, as more fully described in its Master Trust Agreement (the "Master Trust Agreement"); and

WHEREAS, the Trust has entered into a Global Hub and Spoke Agreement on behalf of each portfolio of the Trust listed on Schedule __ (each a "Fund") between the Trust and the individuals named on the signature page thereof (the "Supervisors") (each such agreement is hereinafter referred to as a "Global Hub and Spoke Agreement") and has appointed the Supervisors, among other things, to monitor and oversee the arrangements that are the subject of a Global Hub and Spoke Agreement; and

WHEREAS, each Global Hub and Spoke Agreement acknowledges that the Supervisors have entered or intend to enter into one or more other agreements (each a "Parallel Global Hub and Spoke Agreement") substantively identical in all material respects to that Global Hub and Spoke Agreement with other collective investment entities or investors (such entities or investors together with a Fund are hereinafter collectively referred to as the "Spoke Funds") and/or the trustee, manager, depositor, depositary or sponsor thereof; and

WHEREAS, each Global Hub and Spoke Agreement and each Parallel Global Hub and Spoke Agreement acknowledge that a Fund and the other Spoke Funds have entered into or intend to enter into arrangements for the investment management and custody of the assets of the Fund and the other Spoke Funds (each such arrangement and any other arrangements under a Global Hub and Spoke Agreement and any Parallel Global Hub and Spoke Agreements are hereinafter referred to as a "Global Hub Portfolio"); and

WHEREAS, the Trustees of the Trust (the "Trustees") have determined in accordance with applicable law that it is appropriate to select the Custodian to serve as custodian for assets of each Fund, including assets held through each Global Hub Portfolio in accordance with the terms of the pertinent Global Hub and Spoke Agreement, as well as any assets outside such Global Hub Portfolio, and the Custodian is ready and willing to serve as such, subject to and in accordance with the provisions hereinafter set forth;

WHEREAS, the Supervisors have determined in accordance with applicable law that it is appropriate to select the Custodian to serve as custodian for assets of each Fund and any other Spoke Fund held through a Global Hub Portfolio in accordance with the terms of the pertinent Global Hub and Spoke Agreement and any Parallel Global Hub and Spoke Agreement, and the Custodian is ready and willing to serve as such, subject to and in accordance with the provisions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It.
     -----------------------------------------------------

     The Trust hereby employs the Custodian as the custodian of the Fund Assets (as defined in Section 1.1), including securities which the Trust, on behalf of each Fund desires to be held in places outside the United States ("non-U.S. securities") and securities it desires to be held inside the United States ("U.S. securities") pursuant to the provisions of the Trust's Master Trust Agreement. The Trust on behalf of each Fund agrees to deliver to the Custodian all securities and cash of the Fund, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such shares of beneficial interest of the Trust representing interests in the Fund ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund held or received by the Trust and not delivered to the Custodian or a sub-custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Section 6), the Custodian shall on behalf of each Fund from time to time employ one or more sub-custodians. The Custodian may employ as sub-custodian for Non-U.S. Assets (as defined in Section 1.1) the non-U.S. banking institutions and non-U.S. securities depositories designated in Schedule A hereto in accordance with the provisions of this Agreement. For sub-custodians holding U.S. securities, the use of the sub-custodians must be in accordance with an applicable vote by the Supervisors and the Trustees, and the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

     1.1  Definitions.
          -----------
          Capitalized terms in this Agreement shall have the following meanings:

          "Non-U.S. Custody Manager" means any person to whom has been delegated authority of the Trustees and Supervisors under applicable law relating to the selection of a Non-U.S. Sub-Custodian for Non-U.S. Assets, the determination that the contract with any such Non-U.S. Sub-Custodian meets applicable standards, and the monitoring of the custody arrangement with any such Non-U.S. Sub-Custodian.

          "Eligible Non-U.S. Custodian" means an entity that is incorporated or organized under the laws of a country other than the United States and that is (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; or (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company.

          "Eligible Securities Depository" means a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a Non-U.S. Securities Depository: (i) acts or operates a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or a transnational system for the central handling of securities or equivalent book-entries; (ii) is regulated by a Non-U.S. Financial Regulatory Authority; (iii) holds assets for the Custodian or a Non-U.S. Sub-Custodian under safekeeping conditions no less favorable than those that apply to other participants; (iv) maintains records that identify the assets of each participant and segregate the system's own assets from those of participants;

          (v) provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfers to or from any participant's account; and (vi) is subject to periodic examination by regulatory authorities or independent accountants.

          "Fund Assets" means any securities, cash or other assets of a Fund, including any assets held directly by or on behalf of the Fund and any assets in the respective Hub Portfolio attributable to the account of the Fund.

          "Investment Manager" means any entity with which the Trust and any other Spoke Fund have entered into or may enter into agreements for the investment management of Fund Assets and the assets of any other Spoke Fund participating in the same Global Hub Portfolio.

          "Non-U.S. Assets" means any Fund Assets (including currencies) for which the primary market is outside of the United States and such cash and cash equivalents as are reasonably necessary to effect transactions in such investments.

          "Non-U.S. Financial Regulatory Authority" means any (i) non-U.S. securities authority, (ii) other governmental body or equivalent of a self-regulatory organization empowered by a non-U.S. government to administer its laws relating to the regulation of fiduciaries, trusts, commercial lending, insurance, trading in contracts of sale of a commodity for future delivery, or other instruments traded on or subject to the rules of a contract market, board of trade or non-U.S. equivalent, or other financial activities, or (iii) membership organization a function of which is to regulate the participation of its members in the activities listed above.

          "Non-U.S. Securities Depository" means a non-U.S. securities depository that is an Eligible Securities Depository.

          "Non-U.S. Sub-Custodian" means any sub-custodian for Non-U.S. Assets selected by the Custodian acting as Non-U.S. Custody Manager or selected pursuant to determinations by the Trustees and the Supervisors that is (i) an Eligible Non-U.S. Custodian or (ii) a non-U.S. branch of a banking institution which is a "bank" as defined by
          Section 2(a)(5) of the U.S. Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act.

2.   Duties of the Custodian with Respect to Property of a Fund Not Held by a
     ------------------------------------------------------------------------
     U.S. Sub-Custodian.
     ------------------

     2.1  Holding Securities.
          ------------------

          Non-U.S. Assets shall be held by the Custodian in the name of the Custodian or the name of the Custodian's nominee, or it shall be arranged by the Custodian for such Non-U.S. Assets to be held to the order of the Custodian by one or more Non-U.S. Sub-Custodians in the names of such Non-U.S. Sub-Custodians or the names of such Non-U.S. Sub-Custodians' nominees.

     2.2  Non-U.S. Securities Depositories.
          --------------------------------

          Unless instructed otherwise by the Trust, the Custodian may deposit and/or maintain Non-U.S. Assets in a Non-U.S. Securities Depository. An instruction from the Trust or the Investment Manager to open an account in a given country shall constitute authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of a Fund to invest in such country.

          2.2.1  Risk Analysis and Monitoring
                 ----------------------------

                 Before the placement of any Non-U.S. Assets with a Non-U.S. Securities Depository, the Custodian: (a) shall provide to the Investment Manager an assessment of the custody risks associated with maintaining assets within such Non-U.S. Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Non-U.S. Securities Depository on a continuing basis and to promptly notify the Trust or the Investment Manager of any material changes in such risk. The risk assessment shall be provided to the Trust or the Investment Manager by such means as the Custodian shall reasonably establish. Advice of material change in such assessment may be provided by the Custodian in the manner established as customary between the Trust or the Investment Manager and the Custodian for transmission of material market information.

          2.2.2  Exercise of Care
                 ----------------

                 In performing its duties under this subsection, the Custodian shall use reasonable care, prudence and diligence and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Non-U.S. Sub-Custodian that is a participant in such Non-U.S. Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Non-U.S. Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to a Non-U.S. Securities Depository may be limited under most circumstances. The Custodian shall not be responsible for errors or omissions in its duties relating to a Non-U.S. Securities Depository provided that it has performed its monitoring and assessment duties with reasonable care.

     2.3  Transactions in Non-U.S. Custody Account.
          ----------------------------------------

           2.3.1  Delivery of Non-U.S. Assets.
                  ---------------------------

                  The Custodian or a Non-U.S. Sub-Custodian shall release and deliver Non-U.S. Assets held by the Custodian or such Non-U.S. Sub-Custodian, or in a Non-U.S. Securities Depository, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                  (i) upon the sale of such Non-U.S. Assets in accordance with commercially reasonable market practice in the country where such non-U.S. securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Non-U.S. Securities Depository, in accordance with the rules governing the operation of the Non-U.S. Securities Depository.

                  (ii) in connection with any repurchase agreement related to the Non-U.S. Assets;

                  (iii) to the depository agent in connection with tender or other similar offers for Non-U.S. Assets;

                  (iv) to the issuer thereof or its agent when such Non-U.S. Assets are called, redeemed, retired or otherwise become payable;

                  (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Non-U.S. Sub-Custodian or of any nominee of the Custodian or such Non-U.S. Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

                  (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Non-U.S. Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such assets prior to receiving payment for such assets except as may arise from the Non-U.S. Sub-Custodian's own negligence or willful misconduct;

                  (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such assets, or pursuant to provisions for conversion contained in such assets, or pursuant to any deposit agreement;

                  (viii) in the case of warrants, rights or similar Non-U.S.
                         Assets, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                  (ix) for delivery as security in connection with any borrowing by a Fund requiring a pledge of assets by the Fund;

                  (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                  (xi)   in connection with the lending of Non-U.S. Assets; and

                  (xii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the Non-U.S. Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such assets shall be made.

           2.3.2  Payment of Fund Monies.
                  ----------------------

                  Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Non-U.S. Sub-Custodian or the respective Non-U.S. Securities Depository to pay out, monies of a Fund in the following cases only:

                  (i) upon the purchase of Non-U.S. Assets, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such Non-U.S. Assets; or
                         (B) in the case of a purchase effected through a Non-U.S. Securities Depository, in accordance with the rules governing the operation of such Non-U.S. Securities Depository;

                  (ii) in connection with the conversion, exchange or surrender of Non-U.S. Assets;

                  (iii) for the payment of any expense or liability of a Fund, including but not limited to the following payments: interest, taxes, investment management fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

                  (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for a Fund, including transactions executed with or through the Custodian or a Non-U.S. Sub-Custodian;

                  (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                  (vi) for payment of part or all of the dividends received in respect of securities sold short;

                  (vii) in connection with the borrowing or lending of Non-U.S. Assets; and

                  (viii) for any other proper purpose, but only upon receipt of
                         Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

           2.3.3  Market Conditions.
                  -----------------

                  Notwithstanding any provision of this Agreement to the contrary, settlement and payment Non-U.S. Assets received for the account of a Fund and delivery of Non-U.S. Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Non-U.S. Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Non-U.S. Assets from such purchaser or dealer.

     2.4  Registration of Non-U.S. Assets.
          -------------------------------

          Non-U.S. Assets maintained in the custody of a Non-U.S. Sub-Custodian (other than bearer securities) shall be registered in the name of the Custodian or of a Non-U.S. Sub-Custodian or of any nominee of the foregoing. The Custodian or a Non-U.S. Sub-Custodian shall not be obligated to accept such Non-U.S. Assets under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     2.5  Bank Accounts.
          -------------

          The Custodian shall identify on its books to the account of each Fund cash deposited with the Custodian. When the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Fund with a Non-U.S. Sub-Custodian shall be subject only to draft or order by the Custodian or such Non-U.S. Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund.

     2.6  Collection of Income.
          --------------------

          The Custodian shall use reasonable care to collect all income and other payments with regard to Non-U.S. Assets held hereunder to which a Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Trust and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     2.7  Shareholder Rights.
          ------------------

          With respect to Non-U.S. Assets held pursuant to this Agreement, the Custodian will use reasonable care to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where the securities are issued. The Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Trust to exercise shareholder rights.

     2.8  Communications Relating to Non-U.S. Assets.
          ------------------------------------------

          The Custodian shall transmit promptly to the Trust, by such means as the Trust may direct the Custodian to use, written information (including, without limitation, pendency of calls and maturities of non-U.S. securities and expirations of rights in connection therewith) received by the Custodian or a Non-U.S. Sub-Custodian from issuers of Non-U.S. Assets and seek the instructions of the Trust with regard to such Non-U.S. Assets. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust, by such means as the Trust may direct the Custodian to use, written information so received by the Custodian from issuers of the Non-U.S. Assets whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer and seek the instructions of the Trust with regard to such Non-U.S. Assets. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with Non-U.S. Assets held by it unless (i) the Custodian or the respective Non-U.S. Sub-Custodian is in actual possession of such Non-U.S. Assets or property and (ii) the Custodian received Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     2.9   Liability of Non-U.S. Sub-Custodians.
           ------------------------------------

           Each agreement pursuant to which the Custodian employs a Non-U.S. Sub-Custodian shall, to the extent possible, require the Non-U.S. Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Non-U.S. Sub-Custodian's performance of such obligations. At the Trust's election, a Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Non-U.S. Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

     2.10  Tax Law.
           -------

           The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, a Fund or the Custodian as custodian of a Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Custodian of the obligations imposed on the Trust with respect to the Fund or the Custodian as custodian of a Fund by the tax law of countries other than those mentioned in the above sentence, including the responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of countries for which the Trust has provided such information.

     2.11  Undertaking and Agreements of Custodian.
           ---------------------------------------
           Custodian hereby undertakes that, so long as any Fund Assets are held under this Agreement.

           2.11.1  Insurance.
                   ---------

                   Custodian shall maintain adequate insurance in support of the indemnification provided for in Section 14 of this Agreement and otherwise covering any loss of Property. Custodian shall provide the Trustees and the Supervisors with evidence of such insurance coverage on the date of this Agreement and thereafter upon request by the Trustees or the Supervisors. Such insurance coverage will not be reduced without ninety
                   (90) days' prior written notice by Custodian.

           2.11.2  Charges; Liens.
                   --------------

                   Fund Assets shall not be subject to any right, charge, security interest, line or claim of any kind in favor of Custodian, any Sub-Custodian, any Non-U.S. Securities Depository or any creditor of any of them, except a claim of payment for the safe custody and administration of Fund Assets or, in the case of cash deposits, lines or rights in favor of creditors of Custodian arising under bankruptcy, insolvency, or similar laws. Custodian shall not loan, hypothecate, pledge or otherwise encumber any Fund Asset absent written instructions by the Trust.

           2.11.3  Transferability.
                   ---------------

                   Beneficial ownership of Fund Assets shall be freely transferable without the payment of money or value other than for safe keeping or administration.

           2.11.4  Records.
                   -------

                   Adequate records will be maintained by Custodian identifying Fund Assets as belonging to Custodian as custodian or trustee for its customers, or such subaccount as Custodian may have designated. Such records shall include: (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of securities (including certificate numbers, if any), and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) securities in transfer, (B) securities in physical possession, (C) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued;
                   (iii) cancelled checks and bank records related thereto; and
                   (iv) such other books and records as the Trust shall reasonably request.

           2.11.5  Reports.
                   -------

                   Custodian shall supply to the Trust at least monthly a written statement that (i) lists all Fund Assets maintained with Custodian, (ii) identifies, to the extent available, the entity having physical possession of such Fund Assets; and
                   (iii) details all transactions involving Fund Assets maintained with the Custodian, including all transfers to or from any account of the Trust or any account with a sub-custodian, Non-U.S. Securities Depository or U.S. Securities System held for the benefit of Custodian. Such reports shall also include any other information that the Trust shall reasonably request.

           2.11.6  Notice of Changes.
                   -----------------

                   Custodian shall notify the Trust immediately in writing if
                   (i) Custodian receives notice of any claim against Fund Assets other than a claim for payment of safe custody or administration permitted by this Agreement; (ii) Custodian shall otherwise fail to comply with any of the provisions of this Subsection, or (iii) any of the representations and warranties in Section 18 shall cease to be true and correct.

     2.12  Liability of Custodian.
           ----------------------

           The Custodian shall be liable for the acts or omissions of each sub-custodian, depository or securities system to the same extent as set forth with respect to sub-custodians, depositories or securities systems generally in this Agreement, and, regardless of whether Fund Assets are maintained in the custody of a Non-U.S. Sub-Custodian or a Non-U.S. Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss when the Sub-Custodian has otherwise acted with reasonable care.

     2.13  Access of Independent Accountants.
           ---------------------------------

           Upon request of the Trustees or the Supervisors, the Custodian will use its best efforts to arrange for independent accountants of the Trust or of the Global Hub Portfolio to be afforded access to the books and records of any Non-U.S. Sub-Custodian insofar as such books and records relate to the performance of Non-U.S. Sub-Custodian under its agreement relating to custody of Fund Assets.

     2.14  Reports by Custodian.
           --------------------

           The Custodian will supply to the Trust from time to time, as mutually agreed upon, statements in respect of the Fund Assets held by Non-U.S. Sub-Custodians, including but not limited to an identification of entities having possession of Fund Assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a non-U.S. banking institution for the Custodian on behalf of a Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

     2.15  Reimbursement for Advances.
           --------------------------

           If the Trust requires the Custodian to advance cash or securities for any purpose for the benefit of a Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of a Fund shall be security therefor to the extent permitted under Section 14 and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of pledged Fund Assets to the extent necessary to obtain reimbursement.

     2.16  Segregation of Fund Assets.
           --------------------------

           Upon receipt of Proper Instructions from the Investment Manager, the Custodian shall segregate Fund Assets, including assets maintained with a Non-U.S. Sub-Custodian or a Non-U.S. Securities Depository,
           (i) for purposes of segregating cash or U.S. Government securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund, (ii) for the purposes of compliance by a Fund with any procedures relating to the maintenance of segregated accounts by investment companies and (iii) for other proper corporate purposes, but only, in the case of clause (iii), upon receipt of, in addition to Proper Instructions from the Investment Manager, certified copies of resolutions of the Trustees and of the Supervisors, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

3.   The Custodian as Non-U.S. Custody Manager.
     -----------------------------------------

     3.1  Delegation to the Custodian as Non-U.S. Custody Manager.
          -------------------------------------------------------

          The Trust, in accordance with actions and determinations by the Trustees and the Supervisors, hereby delegates to the Custodian the responsibilities set forth in this Section 3 with respect to Non-U.S. Assets held outside the United States, and the Custodian hereby accepts such delegation, as Non-U.S. Custody Manager.

     3.2  Countries Covered.
          -----------------

          The Non-U.S. Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Trust with the agreement of the Non-U.S. Custody Manager. The Non-U.S. Custody Manager shall list on Schedule A the Non-U.S. Sub-Custodians selected by the Non-U.S. Custody Manager to maintain Fund Assets, which list of Non-U.S. Sub-Custodians may be amended from time to time in the sole discretion of the Non-U.S. Custody Manager. The Non-U.S. Custody Manager will provide amended versions of Schedule A in accordance with Section 3.5.

          Upon the receipt by the Non-U.S. Custody Manager of Proper Instructions to open an account or to place or maintain Non-U.S. Assets in a country listed on Schedule A, and the fulfillment by the Trust on behalf of a Fund of applicable account opening requirements for such country, the Non-U.S. Custody Manager shall be deemed to have been delegated responsibility as Non-U.S. Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Trust shall be deemed to be a Proper Instruction to open an account, or to place Non-U.S. Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Non-U.S. Custody Manager to close an account of a Fund with the Non-U.S. Sub-Custodian selected by the Non-U.S. Custody Manager in a designated country, the delegation on behalf of such Fund to the Custodian as Non-U.S. Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Non-U.S. Custody Manager with respect to that country.

          The Non-U.S. Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Trust. Sixty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Trust, the Custodian shall have no further responsibility as Non-U.S. Custody Manager with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3.3  Scope of Delegated Responsibilities.
          -----------------------------------

          3.3.1  Selection of Non-U.S. Sub-Custodians.
                 ------------------------------------

                 Subject to the provisions of this Section 3, the Non-U.S. Custody Manager may place and maintain Non-U.S. Assets in the care of a Non-U.S. Sub-Custodian selected by the Non-U.S. Custody Manager in each country listed on Schedule A, as amended from time to time.

                 In performing its responsibilities as Non-U.S. Custody Manager to place or maintain Non-U.S. Assets with a Non-U.S. Sub-Custodian, the Non-U.S. Custody Manager shall determine that the Non-U.S. Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Non-U.S. Assets will be held by that Non-U.S. Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation (i) the Non-U.S. Sub-Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities, the method of keeping custodian records, and the security and data protection practices; (ii) whether the Non-U.S. Sub-Custodian has the requisite financial strength to provide reasonable care for the Non-U.S. Assets; (iii) the Non-U.S. Sub-Custodian's general reputation and standing; and (iv) whether the Trust will have jurisdiction over and be able to enforce judgments against the Non-U.S. Sub-Custodian, such as by virtue of the location of the offices of the Non-U.S. Sub-Custodian or the Non-U.S. Sub-Custodian's consent to service of process.

          3.3.2  Contracts with Non-U.S. Sub-Custodians.
                 --------------------------------------

                 The Non-U.S. Custody Manager shall determine that the contract governing the custody arrangements with each Non-U.S. Sub-Custodian selected by the Non-U.S. Custody Manager will provide reasonable care for Fund Assets based on the criteria specified in the preceding section and will contain the following provisions (or other provisions that the Non-U.S. Custody Manager finds will provide the same or a greater level of care and protection): (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that each Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Non-U.S. Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Non-U.S. Sub-Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Non-U.S. Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Non-U.S. Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

                 (iv) that adequate records will be maintained identifying the Non-U.S. Assets as belonging to a Fund or as being held by a third party for the benefit of a Fund; (v) that independent public accountants of the Trust and the Global Hub Portfolio will be given access to those records or confirmation of the contents of those records; and (vi) that the Trust will receive periodic reports with respect to the safekeeping of the Non-U.S. Assets, including, but not limited to, notification of any transfer to or from a Fund's account or a third party account containing assets held for the benefit of a Fund.

          3.3.3  Monitoring.
                 ----------

                 In each case in which Non-U.S. Assets are maintained with a Non-U.S. Sub-Custodian selected by the Non-U.S. Custody Manager, the Non-U.S. Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Non-U.S. Assets with such Non-U.S. Sub-Custodian and (ii) the contract governing the custody arrangements established by the Non-U.S. Custody Manager with the Non-U.S. Sub-Custodian. In the event the Non-U.S. Custody Manager determines that the custody arrangements with a Non-U.S. Sub-Custodian it has selected are no longer appropriate, the Non-U.S. Custody Manager shall notify the Trustees and the Supervisors in accordance with
                 Section 3.5.

     3.4  Standard of Care as Non-U.S. Custody Manager.
          --------------------------------------------

          In performing the responsibilities delegated to it, the Non-U.S. Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of investment companies.

     3.5  Reporting Requirements.
          ----------------------

          The Non-U.S. Custody Manager shall report the withdrawal of Non-U.S. Assets from a Non-U.S. Sub-Custodian and the placement of such Non-U.S. Assets with another Non-U.S. Sub-Custodian by providing to the Trustees and the Supervisors amended Schedule A no later than the end of the calendar quarter in which an amendment to the Schedule has occurred. The Non-U.S. Custody Manager shall make written reports notifying the Trustees and the Supervisors of any other material change in the custody arrangements for Non-U.S. Assets described in this Section 3 promptly after the occurrence of the material change.

     3.6  Effective Date and Termination of the Custodian as Non-U.S. Custody
          -------------------------------------------------------------------
          Manager.
          -------

          The delegation to the Custodian as Non-U.S. Custody Manager of Non-U.S. Assets shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty days after receipt by the non-terminating party of such notice.

4.   Duties of the Custodian with Respect to Fund Assets Held in the United
     ----------------------------------------------------------------------
     States.
     ------

     4.1  Appointment of the U.S. Sub-custodian.
          -------------------------------------

          Subject to the provisions of this Section 4, the Custodian may place and maintain U.S. securities and other Fund Assets the primary market for which is inside the United States in the care of a U.S. Sub-Custodian selected by the Custodian. The Custodian shall report the placement of assets with, or removal of assets from, a U.S. Sub-Custodian by providing to the Trustees and the Supervisors amended Schedule B no later than the end of the calendar quarter in which an amendment to that Schedule has occurred. Except as specifically provided in this Section 4, the Custodian shall have the same responsibilities and rights with respect to the appointment of a U.S. Sub-Custodian and with respect to Fund Asset maintained with a U.S. Sub-Custodian as are provided in Section 2 with respect to Non-U.S. Assets and Non-U.S. Sub-Custodians.

     4.2  Holding Securities.
          ------------------

          The U.S. Sub-Custodian shall hold and physically segregate for the account of each Fund all non-cash property, to be held by it in the United States including all Fund Assets that are U.S. securities or other assets ("U.S. Assets"), other than securities which are maintained pursuant to Section 4.11 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (collectively referred to herein as a "U.S. Securities System").

     4.3  Delivery of Securities.
          ----------------------

          The U.S. Sub-Custodian shall release and deliver U.S. Assets held by the U.S. Sub-Custodian or in a U.S. Securities System account of the U.S. Sub-Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          1) Upon sale of such securities for the account of a Fund and receipt of payment therefor;

          2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust on behalf of a Fund;

          3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 4.11;

          4) To the depository agent in connection with tender or other similar offers for U.S. Assets;

          5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the U.S. Sub-Custodian;

          6) To the issuer thereof, or its agent, for transfer into the name of a Fund or into the name of any nominee or nominees of the U.S. Sub-Custodian or into the name or nominee name of any agent appointed pursuant to Section 4.10 or into the name or nominee name of any sub-custodian appointed pursuant to

               Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case,
                                               --------
               the new securities are to be delivered to the U.S. Sub-Custodian;

          7) Upon the sale of such securities, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the U.S. Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the U.S. Sub-Custodian's own negligence or willful misconduct;

          8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the U.S. Sub-Custodian;

          9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the U.S. Sub-Custodian;

          10) For delivery in connection with any loans of securities made by the Trust on behalf of a Fund, but only against receipt of
                                              --- ----
               adequate collateral as agreed upon from time to time by the U.S. Sub-Custodian and the Trust on behalf of the Fund, which may be in the form of cash or obligations issued by the U.S. Government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the U.S. Sub-Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the U.S. Sub-Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to receipt of such collateral;

          11) For delivery as security in connection with any borrowings by the Trust on behalf of a Fund requiring a pledge of assets by the Trust on behalf of the Fund, but only against receipt of amounts
                                            --- ----
               borrowed;

          12) For delivery in accordance with the provisions of any agreement among the Trust on behalf of a Fund, the U.S. Sub-Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust on behalf of such Fund;

          13) For delivery in accordance with the provisions of any agreement among the Trust on behalf of a Fund, the U.S. Sub-Custodian, and a Futures Commission Merchant registered under the U.S. Commodity Exchange Act, relating to compliance with the rules of the U.S. Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Trust on behalf of such Fund;

          14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for a Fund and upon receipt of a certified copy of the approval by the Supervisors of such action, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus of the Trust related to that Fund ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

          15)  For any other proper corporate purpose, but only upon receipt
                                                       --- ----
               of, in addition to Proper Instructions from the Trust on behalf of a Fund, certified copies of resolutions of the Trustees and Supervisors, specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     Payment for securities may be received in the form of cash, certified check, bank cashier's check, bank credit, bank wire transfer, credit to the account of the U.S. Sub-Custodian with a clearing corporation of a national securities exchange of which the U.S. Sub-Custodian is a member, or credit to the account of the U.S. Sub-Custodian with a U.S. Securities System.

     4.4  Holding U.S. Assets.
          -------------------

          U.S. Assets held by the U.S. Sub-Custodian (other than bearer securities) shall be held by the U.S. Sub-Custodian in the name of the Custodian, in the name of the U.S. Sub-Custodian or in the name of the U.S. Sub-Custodian's nominee, or it shall be arranged by the U.S. Sub-Custodian for such U.S. Assets to be held to the order of the Custodian or the U.S. Sub-Custodian by one or more sub-custodians in the names of such sub-custodians or such sub-custodians' nominees.
          All U.S. Assets accepted by the U.S. Sub-Custodian under the terms of this Agreement shall be in "street name" or other good delivery form.

     4.5  Bank Accounts.
          -------------

          The U.S. Sub-Custodian shall identify on its books to the account of each Fund cash deposited with the U.S. Sub-Custodian as Fund Assets , subject only to draft or order by the U.S. Sub-Custodian acting pursuant to the terms of this Agreement, and shall so identify, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the U.S. Investment Company Act of 1940. Funds held by the U.S. Sub-Custodian for a Fund may be deposited by it to its credit as U.S. Sub-Custodian in the banking department of the U.S. Sub-Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or
                                  --------
          trust company shall be qualified to act as a custodian under the U.S. Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by votes of majorities of the Trustees and of the Supervisors. Such funds shall be deposited by the U.S. Sub-Custodian in its capacity as U.S. Sub-Custodian and shall be withdrawable by the U.S. Sub-Custodian only in that capacity.

     4.6  Availability of Federal Funds.
          -----------------------------

          Upon mutual agreement between the Trust on behalf of a Fund and the U.S. Sub-Custodian, the U.S. Sub-Custodian shall, upon the receipt of Proper Instructions from the Trust on behalf of a Fund, make federal funds available to the Fund as of specified times agreed upon from time to time by the Trust and the U.S. Sub-Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

     4.7  Collection of Income.
          --------------------

          The U.S. Sub-Custodian shall collect on a timely basis all income and other payments with respect to registered U.S. securities held hereunder to which a Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer U.S. securities if, on the date of payment by the issuer, such securities are held by the U.S. Sub-Custodian or its agent and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the U.S. Sub-Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due to a Fund on securities loaned pursuant to the provisions of Section 4.3 shall be the responsibility of the Trust and the U.S. Sub-Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the U.S. Sub-Custodian of the income to which the Fund is properly entitled.

     4.8  Payment of Monies.
          -----------------

          Upon receipt of Proper Instructions from the Trust on behalf of a Fund, which may be continuing instructions when deemed appropriate by the parties, the U.S. Sub-Custodian shall pay out monies of the Fund in the following cases only:

          1) Upon the purchase of U.S. securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the U.S. Sub-Custodian (or any bank, banking firm or trust company which is qualified under the U.S. Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the U.S. Sub-Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the U.S. Sub-Custodian referred to in Section 4.4 or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 4.11; (c) in the case of repurchase agreements entered into between the Trust on behalf of the Fund and the U.S. Sub-Custodian, or another bank, or a broker-dealer which is a member of the NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the U.S. Sub-Custodian's account at the U.S. Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase for the Fund of securities owned by the U.S. Sub-Custodian along with written evidence of the agreement by the U.S. Sub-Custodian to repurchase such securities from the Fund; or (d) for transfer to a time deposit account of the Trust in any bank, whether U.S. or non-U.S.; such transfer for a time deposit may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in Section 6;

          2) In connection with the conversion, exchange or surrender of securities owned by the Fund as set forth in Section 4.3;

          3) For the redemption or repurchase of Shares issued by the Trust as set forth in Section 5;

          4) For the payment of any expense or liability incurred for the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

          5) For the payment of any dividends on Shares of the Fund declared pursuant to the governing documents of the Trust;

          6) For payment of the amount of dividends received in respect of securities sold short;

          7)   For any other proper purpose, but only upon receipt of, in
                                             --- ----
               addition to Proper Instructions, certified copies of resolutions of the Trustees and of the Supervisors, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     4.9   Liability for Payment in Advance of Receipt of Securities Purchased.
           -------------------------------------------------------------------

           Except as specifically stated otherwise in this Agreement, in any and every case in which payment for purchase of U.S. securities for the account of a Fund is made by the U.S. Sub-Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust on behalf of the Fund to so pay in advance, the U.S. Sub-Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the U.S. Sub-Custodian.

     4.10  Appointment of Agents.
           ---------------------

           The U.S. Sub-Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the U.S. Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Section 4 as the U.S. Sub-Custodian may from time to time direct; provided, however, that the appointment of
                                     --------
           any agent shall not relieve the U.S. Sub-Custodian of its responsibilities or liabilities hereunder.

     4.11  Deposit of Trust Assets in U.S. Securities Systems.
           --------------------------------------------------

           The U.S. Sub-Custodian may deposit and/or maintain securities owned by a Fund in a clearing agency registered with the U.S. Securities and Exchange Commission under Section 17A of the U.S. Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a "U.S. Securities System") in accordance with applicable U.S. Federal Reserve Board and U.S. Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

           1) The U.S. Sub-Custodian may keep securities of a Fund in a U.S. Securities System provided that such securities are represented in an account ("Account") of the U.S. Sub-Custodian in the U.S. Securities System which shall not include any assets of the U.S. Sub-Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

           2) The records of the U.S. Sub-Custodian with respect to securities of each Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund;

           3) The U.S. Sub-Custodian shall pay for securities purchased for the account of each Fund upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the U.S. Sub-Custodian to reflect such payment and transfer for the account of the Fund. The U.S. Sub-Custodian shall transfer securities sold for the account of a Fund upon
                (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the U.S. Sub-Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Trust by the U.S. Sub-Custodian and be provided to the Trust at its request. Upon request, the U.S. Sub-Custodian shall furnish the Trust on behalf of a Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Trust on behalf of the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund.

           4) The U.S. Sub-Custodian shall provide the Trust with any report obtained by the U.S. Sub-Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

           5) The U.S. Sub-Custodian shall have received from the Trust on behalf of a Fund any certificate required by Section 15;

           6) Anything to the contrary in this Agreement notwithstanding, the U.S. Sub-Custodian shall be liable to the Trust for the benefit of each Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the U.S. Sub-Custodian or any of its agents or of any of its or their employees or from failure of the U.S. Sub-Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the U.S. Sub-Custodian with respect to any claim against the U.S. Securities System or any other person which the U.S. Sub-Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     4.12  Segregated Account.
           ------------------

           The U.S. Sub-Custodian shall upon receipt of Proper Instructions from the Trust on behalf of a Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the U.S. Sub-Custodian pursuant to Section 4.11, (i) in accordance with the provisions of any agreement among the Trust on behalf of the Fund, the U.S. Sub-Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the U.S. Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the U.S. Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for the Fund, (ii) for purposes of segregating cash or U.S. Government securities in connection with options purchased, sold or written for the Fund or commodity futures contracts or options thereon purchased or sold for the Fund, (iii) for the purposes of compliance by the Fund with any procedures relating to the maintenance of segregated accounts by investment companies and (iv) for other proper corporate purposes, but only, in
                                                                   --------
           the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Trust on behalf of the Fund, certified copies of resolutions of the Trustees and of the Supervisors, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

     4.13  Ownership Certificates for Tax Purposes.
           ---------------------------------------

           The U.S. Sub-Custodian shall execute ownership and other certificates and affidavits for tax purposes in connection with receipt of income or other payments with respect to U.S. Assets held by it and in connection with transfers of securities.

     4.14  Proxies.
           -------

           The U.S. Sub-Custodian shall, with respect to the U.S. Assets held hereunder, cause to be promptly executed by the registered holder of such securities, if the assets are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities and all similar materials received by the U.S. Sub-Custodian from sub-custodians.

     4.15  Communications Relating to Fund Securities.
           ------------------------------------------

           Subject to the provisions of Section 4.4, the U.S. Sub-Custodian shall transmit promptly to the Trust for each Fund all written information (including, without limitation, pendency of calls and maturities of U.S. and non-U.S. securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of a Fund and the maturity of futures contracts purchased or sold for the Fund) received by the U.S. Sub-Custodian from issuers of the securities being held for the Fund or from a sub-custodian. With respect to tender or exchange offers, the U.S. Sub-Custodian shall transmit promptly to the Trust all written information received by the U.S. Sub-Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer or from a sub-custodian. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the U.S. Sub-Custodian at least three business days prior to the date on which the U.S. Sub-Custodian is to take such action.

5.   Payments for Sales or Repurchases or Redemptions of Shares of a Fund.
     --------------------------------------------------------------------

     The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Trust and deposit into the account of each Fund such payments as are received for Shares of the Fund issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust on behalf of each Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

     From such funds as may be available for the purpose but subject to the limitations of the Trust's Master Trust Agreement and any applicable actions of the Trustees pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of proper instructions from the Transfer Agent to wire funds to or through a bank designated by the redeeming shareholders.

6.   Proper Instructions.
     -------------------

     Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons designated as authorized to give such instructions with respect to a Fund and/or the Global Hub Portfolio pursuant to such resolutions as adopted from time to time by the Trustees and the Supervisors, as well as, to the extent agreed in writing by the parties, instructions sent by telex or telefacsimile. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. To the extent agreed in writing by the parties, oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be promptly confirmed in writing or by tested telex or tested telefacsimile. Upon receipt of an appropriate certificate as to authorizations by the Trustees or Supervisors accompanied by a detailed description of procedures approved by the Trustees or Supervisors, Proper Instructions may include communications effected by electronic means provided that the Supervisors, Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for Fund Assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with
     Section 2.16 or 4.12.

7.   Actions Permitted without Express Authority.
     -------------------------------------------

     The Custodian may in its discretion, without express authority from the Trust on behalf of a Fund:

     1) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to
                     --------
          the Trust on behalf of the Fund;

     2) Surrender securities in temporary form for securities in definitive form;

     3) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

     4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Fund Assets except as otherwise directed by the Trustees and the Supervisors.

8.   Evidence of Authority.
     ---------------------

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust . The Custodian may receive and accept certified copies of votes of the Trustees and of the Supervisors as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Trustees pursuant to the Trust's Master Trust Agreement as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9.   Duties of Custodian with Respect to the Books of Account and Calculation of
     ---------------------------------------------------------------------------
     Net Asset Value and Net Income.
     ------------------------------

     The Custodian shall cooperate with and supply necessary information to any other entity or entities appointed by the Trustees or the Supervisors to keep the books of account necessary for the operation of a Fund or its respective Global Hub Portfolio, and/or compute the net asset value per share of the outstanding shares of the Fund or the net asset value of the assets in the Global Hub Portfolio.

10.  Records.
     -------

     The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the requirements of applicable law and regulation relevant to a Fund or its respective Global Hub Portfolio. All such records shall be the property of the Trust and the Supervisors and shall at all times during the regular business hours of the Custodian be reasonably open for inspection by duly authorized officers, employees or agents of the Trust, the Supervisors and their agents, and employees and agents of any applicable regulatory authority. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of Fund Assets and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

11.  Opinion of Independent Accountant.
     ---------------------------------

     The Custodian shall take all reasonable action, as the Trust on behalf of a Fund may from time to time request, to obtain from year to year favorable opinions from independent accountants with respect to its activities hereunder in connection with the preparation of a Global Hub Portfolio's regulatory filings or other regulatory requirements, as well as the Prospectus or regulatory filings of the Trust.

12.  Reports by Independent Public Accountants.
     -----------------------------------------

     The Custodian shall provide the Trust or the Supervisors, on behalf of each Fund at such times as the Trust or the Supervisors may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

13.  Compensation of Custodian.
     -------------------------

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian under this Agreement, as agreed upon from time to time between the Trust on behalf of a Fund and the Custodian.

14.  Responsibility of Custodian.
     ---------------------------

     The Custodian shall be liable for and shall indemnify the Trust for, and hold the Trust harmless from, any loss, damage, cost, judgment, expense or other liability (including, but not limited to, the Trust's legal fees and expenses and any other legal fees and expenses that the Trust incurs or for which the Trust is otherwise liable) incurred by the Trust relating to or arising from, directly or indirectly, any act or omission of the Custodian under this Agreement, including, but not limited to: (i) any failure by the Custodian to act or refrain from acting in accordance with instructions from the Trust; and (ii) any physical loss, destruction or damage to Fund Assets. The Trust shall notify the Custodian promptly of any proceeding or claim for which the Trust may seek indemnity, and the Custodian shall cooperate promptly with the Trust with respect to any such proceeding or claim. The Custodian's deposit of Fund Assets with a Non-U.S. Securities Depository or a U.S. Securities System shall not affect the Custodian's responsibilities or liabilities or in any way limit or relieve the Custodian of its responsibilities under this Section 14, and the Custodian shall remain fully liable with respect to such Fund Assets as if it had itself retained physical possession of them.

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to ask for, rely on and may act upon advice of counsel (who may be counsel for and at the charge of the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     The Custodian shall be liable for the acts or omissions of each of its correspondents and the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, if the Custodian has been directed or authorized by the Trust to maintain custody of any securities or cash of the Trust in a country other than the United States.

     If the Trust on behalf of a Fund requires the Custodian to take any action with respect to securities or other assets, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or the Fund being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     The Trust agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Trust for such items and its fees. To secure any such authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of the Trust for any purpose which results in the Trust incurring an overdraft at the end of any business day, the Trust, unless prohibited from doing so by one or more of its or the Global Hub Portfolio's fundamental investment restrictions, hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for it by the Custodian, in an amount not to exceed the amount not prohibited by such restrictions, the specific securities to be designated in writing from time to time by the Trust or the Investment Manager.
     Should the Trust fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

15.  Effective Period, Termination and Amendment.
     -------------------------------------------

     This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than 90 days after the date of such delivery or mailing; provided,
                                                                     --------
     however that the Custodian or a U.S. Sub-Custodian shall not deposit or maintain Fund Assets under Section 4.11 in the absence of receipt of certification of approval by the Trustees and Supervisors of the use of a particular U.S. Securities System or of any change to the arrangement for the use of the U.S. Securities System; provided further, however, that the
                                            ----------------
     Trust shall not amend or terminate this

     Agreement in contravention of applicable law, or any provision of the Trust's Master Trust Agreement, and further provided, that the Trust on behalf of each Fund may at any time with the approval of the Trustees and Supervisors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by, or upon the happening of a like event at the direction of, an appropriate regulatory agency or court of competent jurisdiction. The Trust agrees that it will amend this Agreement only with the consent or action of all Spoke Funds whose Account Balances in the aggregate equal more than 50% of the sum of all Account Balances in the Global Hub Portfolio.

     Upon termination of the Agreement, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.  Successor Custodian.
     -------------------

     If a successor custodian shall be appointed for Fund Assets, the Custodian shall, upon termination, deliver to such successor custodian, duly endorsed and in the form for transfer, all Fund Assets then held by it or a sub-custodian hereunder and shall transfer to an account of the successor custodian all Fund Assets held in a Non-U.S. Depository or a U.S. Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, transfer Fund Assets in accordance with, and upon receipt of, Proper Instructions.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure required resolutions of the Trustees and the Supervisors to appoint a successor custodian or otherwise instruct the Custodian to transfer Fund Assets in accordance with applicable law, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such Fund Assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.  Interpretive and Additional Provisions.
     --------------------------------------

     In connection with the operation of this Agreement, the Custodian and the Trust on behalf of each Fund, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall
     --------
     contravene any applicable law or any provision of the Trust's Master Trust Agreement. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

18.  Representations and Warranties.
     ------------------------------

     The Custodian represents that it is incorporated under the laws of the Grand Duchy of Luxembourg and that it is regulated as a banking institution by the government of the Grand Duchy of Luxembourg or an agency thereof.

     The Trust represents that the Trustees and the Supervisors have made determinations required under applicable law regarding the Custodian's performance of the duties as Custodian and Non-U.S. Custody Manager under this Agreement.

19.  Construction.
     ------------

     Any reference to approval, determination or other action by the Supervisors under this Agreement shall be applicable to the extent that the relevant action concerns Fund Assets held through the Global Hub Portfolio. To the extent that the action involves exclusively Fund Assets held directly and not through the Global Hub Portfolio, the reference to action by the Supervisors shall be inapplicable.

     This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws provisions. If the Custodian enters into a custody agreement with any other Spoke Fund and such agreement is subject to the laws of another jurisdiction, then any higher or stricter standard imposed pursuant to such other agreement or jurisdiction on the Custodian with respect to its activities toward the other Spoke Fund also shall apply and be imposed by this Agreement with respect to the activities of the Custodian toward the Trust.

20.  Liability of the Trust.
     ----------------------

     It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Fund, as provided in the Master Trust Agreement of the Trust. The execution and delivery of the Agreement have been authorized by the Trustees and the sole shareholder of the Fund shares and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Trust property of the Fund as provided in its Master Trust Agreement. The obligations of this Agreement shall be binding only upon the assets and property of the Fund and not upon the assets and property of any other sub-trust of the Trust.

21.  Privacy.
     -------

     Nonpublic personal financial information relating to consumers or customers
     of the Trust provided by, or at the   direction of, the Trust to the
     Custodian, or collected or retained by the Custodian to perform its duties as custodian of the Trust shall be considered confidential information.
     The Custodian shall not give, sell or in any way transfer such confidential information to any person or entity except at the direction of the Trust or as required or permitted by law. The Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers of the Trust. The Trust represents to the Custodian that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Custodian with a copy of that statement annually.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the ___ day of _______, ____.


ATTEST                                         JULIUS BAER MULTISTOCK FUNDS

___________________________                    By: _____________________________

ATTEST                                         DEXIA BANQUE INTERNATIONALE A
                                               LUXEMBOURG

____________________________                   By: _____________________________